EXHIBIT A

LIST OF ASSETS

[SEE COPY OF ASSIGNMENTS THAT ARE
LISTED AND ATTACHED ON FOLLOWING PAGES]

ASSIGNMENT AND BILL OF SALE-OIL &GAS LEASES

THE STATE OF TEXAS &
& KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF WICHITA &

Sterling Royalties LLC. Whose address is P.O. Box 165229 Irving, Texas 75016-5229 herein after referred to as "Assignor," for and in consideration of the sum of Ten Dollar ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grand bargain, sell convey, and assign unto **XR ENERGY OF TEXAS, INC.**, whose address is P.O. Box 165229 Irving, Texas 75016-5229, here in after referred to as "**Assignee,**" all of Assignors right, title and interest in and to the properties described below:

1.Lessor: Tidewater Oil Company
Lesse SMI-BRO CHEMICAL COMPANY INC.
Date: June 14, 1965

B — 1

(18)

ASSIGNOR:
Sterling Royalties of LLC.

Akram Chaudhary, Manager

STATE OF TEXAS &

COUNTY OF HASKELL &

This instrument was acknowledge before me on this 11 day of ~~January~~ Febuary, 2014 by Akram Chaudhary, Manager of Sterling Royalties of LLC.

JESSE M LUNA JR
My Commission Expires
September 20, 2015

Notary Public, State of Texas

2-2

ASSIGNMENT OF OIL AND GAS LEASE

THE STATE OF TEXAS &
                                 & KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF JONES &

WHEREAS, on the 9th day September, 1981, two certain oil and gas leases were made and entered into as follows:

(1) Oil, Gas and Mineral Leases dated September 9, 1981 by and between First National Bank of Abilene, Texas Trustee, Lessor , and I.A. Parmer, Lessee, filled of record in Volume 644, Page 22, Deed Records, Jones County, Texas ; and

(2) Oil, Gas and Mineral Lease dated September 9, 1981 by and between W.S.J. Brown, individually, and as Independent Executor of the Estate of Lillie Pratt Brown, Lessor and I.A. Parmer, Lessee, filled of record in Volume 643, Page 791, Deed Records, Jones County, Texas.

Both of the said Oil, Gas and Mineral Leases covering the following land:

Tract One: The East One-Half (E/2) of Survey 37, block 18, T. & P.R.R. Company Survey, Jones County, Texas.

Tract TWO: 339.5 acres of land out of Survey No. 36, in Block 18, T. P. R.R. Company Survey in Jones County, Texas, described as follows:
BEGINNING at an iron pipe in the EB line of Section 37, and 294 vrs. N. 13 deg. 45 min. W. of its S.E. corner for the SW corner of this Section No. 36, Block 18, T. P.R.R. Company Land;
THENCE N 13 deg. 45 min. West with the said Section 37 EB line at 1630 vrs. pass an iron pipe for the NE corner of same at 2038 vrs. cross Noodle Creek at 2170 vrs. an iron pipe for the NW corner of this Survey;
THENCE N 77 deg. 6 min. E with the NB line of this Section at 160 vrs. cross Noodle Creek, at 1064 vrs. an iron pipe at fence corner at NW corner of field and a 75 acre tract, for the NE corner of this tract;
THENCE with the West fence S 15 deg. E 250 vrs. to corner fence post;
THENCE S 72-1/2 Deg. W with fence 188 vrs. to a fence corner;
THENCE S72-1/2 Deg. E with fence 339 vrs. to corner in public road, and in the NB line of DeWitt County School land Survey No. 150;
THENCE S75-1/2 Deg. W with road and the NB line of DeWitt County School Land Survey No. 150, at 55 vrs. the NW corner of the same;
THENCE S 14-1/2 Deg. E with gravel road and the said DeWitt County School Land Survey No. 150 WB line 1553-1/2 vrs. to pipe for the NE corner of Survey No. 35 this same block;

THENCE S 76 Deg. 20 min. W 870 vrs. to the place of beginning; and

WHEREAS, the said leases and all rights thereunder or incident thereto are now owned by Sterling Royalties LLC. 8411 Sterling, Suite 102 Irving, Texas 75063. NOW, THEREFORE, for and in consideration of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, the present owner of the said leases and all rights thereunder or incident thereto, does hereby bargain, sell, transfer, assign and convey unto XR ENERGY OF TEXAS, INC. 8411 Sterling, Suite 102 Irving, Texas 75063 all of his right, title and interest in and to the said leases and rights thereunder, together with all personal property used or obtained in connection therewith to Capco Resources of Texas Inc., its successor and assigns.

This Assignment and Bill of Sale is made without warranty of title, either express or implied, and is subject to all validly existing encumbrances and agreements which may affect said leases.

For the same consideration, Assignor assigns to Assignee in and all leasehold equipment, material of personal property used exclusively for the operation of such assigned leaseholds and located therein, thereon or appurtenant thereto, in its present condition. The wells, equipment, and other personal property covered hereby are sold on an "AS IS, WHERE IS" basis with no warranty of any kind. Assignee has had a reasonable opportunity to inspect, examine and determine the leasehold equipment, material, or personal property and the environmental condition of the leases, wells, equipment, and Assignee assumes all risk and liability incident to the condition and use thereof and Assignor shall have no further obligation with respect thereto.

This Assignment and Bill of Sale is made without warranty of title, either express or implied, and is subject to all validly existing encumbrances and agreements which may affect said leases. **TO HAVE AND TO HOLD** unto said Assignee, his respective heirs, successors and assigns forever.

IN WITNESS WHEREOF, the undersigned owner and assignor has signed this instrument on this the 11 ~~1st~~__ day of August 2013, but to be effective as of August 1, 2013 at 7:00 A.M.

Sterling Royalties LLC.

THE STATE OF TEXAS &
COUNTY OF DALLAS &

This instrument was acknowledge before me on this the 11 ~~1st~~__ day of February 2014 by the said Sterling Royalties LLC.

JESSE M LUNA JR
My Commission Expires
September 20, 2015

NOTARY PUBLIC, STATE OF TEXAS

State: Texas

County Taylor

Assignor: **Sterling Royalties LLC**

Assignor's Address: P.O. BOX 165229
Irving, Texas 75016-5229

Assignee: **XR ENERGY OF TEXAS, INC.**

Assignee's Address: 8411 Sterling, Suite 102
Irving, Texas 75063

Date Executed:

Effective Date: February 1, 2014

For adequate consideration, Assignor, named above, assigns, sells, and conveys to Assignee, named above, 100 % WORKING Interest and 75 % Net Revenue Interest of the Oil and Gas Lease (the "Lease"), dated March 8, 1991 by and between L.G. Chrane and wife, Lena Mae Chrane, Lessor, and Kent R. Ohlhausen, Lessee, recorded in Volume 1772, Page 641, of the Official Public Records of Taylor County, which original Lease covered the following lands in Taylor County:

480 acres of land, more or less, and being the East one-half (E-1/2) of Section 9 (320) acres and the Southwest one -quarter (SW-1/4) of Section 2 (160 acres), all in Block 7, SPRR Company Survey, Taylor County, Texas.

the portion of the Lease hereby assigned, sold and coveyed being described as the existing producing and injection well described on Exhibit "A" attached hereto and incorporated herein, together with twenty (20) acres around each of said wells, said twenty acres to be designated as nearly as practicable in the form of a square centered at the well, or in such shape as the spacing rules require, such easements and rights of way as are necessary to operations of the acreage retained, and all equipment, personal property and fixtures located on or used in connection with the retained wells and acreage, said property being situated in the County of Taylor and State of Texas.

This Assignment cover and includes all of the Assignor's interest in all equipment, personal property and fixtures and located on or used in connection with the Lease.

ASSIGNOR:
Sterling Royalties LLC

BY:______________________
Akram Chaudhary, Manager

STATE OF TEXAS &

COUNTY OF DALLAS &

This instrument was acknowledged before me on this 11th day of February, by Akram Chaudhary, Manager of Sterling Royalties LLC a Texas, Corporation.

____
Notary Public, State of Texas

JESSE M LUNA JR
My Commission Expires
September 20, 2015

EXHIBIT "A"

EXISTING PRODUCING AND INJECTION WELLS

1. L.G, Chrane "A" NO. 1
2. L.G. Chrane "A" NO. 3
3. L.G. Chrane "A" NO. 9
4. L.G. Chrane "B" NO. 17
5. L.G. Chrane "G" NO. 2